UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 15, 2012

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-31569	41-1775532
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

As reported in a Form 8-K Report dated June 4, 2012, Canterbury Park Holding Corporation (“Company”) entered into a Ten-Year Cooperative Marketing Agreement (“Agreement”) with the Shakopee Mdewakanton Sioux Community (“SMSC”), a federally recognized Indian tribe, on June 4, 2012. More detailed information regarding the terms of the Agreement is set forth in the Form 8-K Report dated June 4, 2012, and such information is incorporated by reference into this report. The following provides information with respect to developments related to the Agreement subsequent to June 4, 2012.

The Agreement became effective in accordance with its terms on June 15, 2012, which was the first business day following the day three conditions precedent to the Agreement becoming effective were satisfied. The conditions and satisfaction of the conditions were as follows:

•	First, as required by the Agreement, a Horse Association Agreement in a form satisfactory to SMSC was supplied to SMSC on June 4, 2012.

•	Second, effectiveness of the Agreement was conditioned upon it being approved by the Minnesota Racing Commission, and such approval was given on June 13, 2012.

•	Third, effectiveness of the Agreement was conditioned upon the Company delivering either warrants or stock appreciation rights with respect to 165,000 shares of Company common stock, and this condition was satisfied on June 14, 2012 when the Company delivered a Stock Appreciation Right Agreement (the “SAR Agreement”) to SMSC, which is further described below.

Concurrent with effectiveness of the Agreement, SMSC fulfilled its 2012 obligations under the Agreement (i) by paying $2.7 million to enhance purses for the Company’s 2012 live horse racing meet, and (ii) by paying $300,000 to the Company to support joint marketing activities of the Company and SMSC.

The SAR Agreement referred to above grants rights to SMSC (the “Rights”) to benefit from the appreciation in the value of 165,000 shares of Company common stock above $14.30 per share. Each Right represents the right to be paid the appreciation in the value of one share of stock above $14.30. Ten percent of the Rights (16,500 Rights) vested immediately and the remaining Rights vest at the rate of 16,500 Rights per year beginning in 2013. As the Rights become vested and are exercised, the rights may only be settled in cash; and SMSC shall have no right to acquire Company common stock pursuant to the SAR Agreement. The SAR Agreement and all Rights granted thereunder expire on December 31, 2022.

The Agreement and the SAR Agreement will each be attached as an exhibit to the Company’s Report on Form 10-Q for the period ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: June 20, 2012	By:	/s/Randall D. Sampson
Randall D. Sampson, Chief Executive Officer